Exhibit 99.1



                  ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.

                       LOAN AND WARRANT PURCHASE AGREEMENT

         THIS LOAN AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of March 25, 2003 (the "Effective Date"), by and among ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC., a California corporation (the "Company"), Housatonic Micro Fund, L.P ("Housatonic") and Lexington Funding LLC ("Lexington" and, together with Housatonic, the "Lenders").

         WHEREAS, the Company and First National Bank (the "Bank") entered into that certain Loan Agreement dated as of December 29, 1998 (the "Loan Agreement") pursuant to which the Bank agreed to make certain loans (the "Loans") to the Company on the terms and conditions contained set forth in the Loan Agreement;

         WHEREAS, the Bank and the Lenders subsequently entered into that certain Purchase and Sale Agreement dated as of September 20, 2002, pursuant to which the Bank assigned all of its rights under the Loan Agreement to the Lenders;

         WHEREAS, pursuant to that certain Agreement, Amendment, Reservation of Rights and Release of even date herewith by and among the Company, Enerdyne Technologies, Inc., and the Lenders (the "Loan Amendment"), a copy of which is attached hereto as Exhibit A, the Lenders have agreed to amend certain portions of the Loan Agreement and to make certain additional loans to the Company on the terms and conditions set forth in the Loan Amendment; and

         WHEREAS, in consideration of the Lenders' execution of the Loan Amendment, the Company has agreed to issue a warrant in substantially the form attached hereto as Exhibit B to purchase shares of a newly designated Series D Preferred Stock (each, a "Warrant") to each of the Lenders on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. LOAN AMENDMENT; WARRANTS. On the Effective Date:

1.1 Execution and Delivery of the Loan Amendment. The Company and the Lenders shall each deliver an executed copy of the Loan Amendment to each of the other parties hereto.

1.2 Issuance of the Warrants. The Company shall issue to each of the Lenders, in consideration for the Lenders' execution of the Loan Amendment, a Warrant to purchase one thousand six hundred sixty-six (1,667) shares of Series D Preferred Stock.



2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and the Loan Agreement, to issue each Warrant and to carry out and perform its obligations under the terms of this Agreement, the Loan Agreement and under the terms of each Warrant.

2.2 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including, without limitation, the filing of the Certificate of Determination of Series D Preferred Stock (the "Certificate of Determination"), the issuance and delivery of the Warrants and the reservation of the shares of Series D Preferred Stock (and any shares of Common Stock issuable upon the conversion of the Series D Preferred Stock in accordance with the Certificate of Determination) issuable upon exercise of the Warrants has been taken or will be taken prior to the issuance of such equity securities. This Agreement, the Loan Agreement and the Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

2.3 Valid Issuance. The Warrants, the shares of Series D Preferred Stock of the Company issuable upon the exercise of the Warrants (when issued in compliance with the provisions of the Warrants) and the shares of Common Stock issuable upon the conversion of the Series D Preferred Stock in accordance with the Certificate of Determination (when issued in compliance with the Certificate of Determination) will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and state securities laws.

3.       RIGHT OF FIRST REFUSAL.

3.1 Subsequent Offerings. Each holder of Series D Preferred or any right, option or warrant to purchase shares of Series D Preferred (a "Holder") shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 3.5 hereof. Each Holder's pro rata share is equal to the ratio of (i) the number of shares of the Company's Common Stock (including any shares of Common Stock issuable upon conversion of Preferred Stock or any other convertible securities and upon the exercise of any options, warrants or other derivative securities held by such Holder) which such Holder, is deemed to be a holder immediately prior to the issuance of such Equity Securities to (ii) the total number of shares of the Company's outstanding Common Stock (including any shares of Common Stock issuable upon conversion of Preferred Stock or any other convertible securities and upon the exercise of any in-the-money options, warrants or other derivative securities, as the case may be) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company,
(ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

3.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Holder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Holder shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity
Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. As a condition to the exercise of such rights, any Holder exercising its rights hereunder shall execute the appropriate purchase and related agreements in connection with such purchase.

3.3 Issuance of Equity Securities to Other Persons. If the Holders fail to exercise in full the rights of first refusal set forth in this Section 3, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Holders' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the proposed purchasers thereof than specified in the Company's notice to the Holders pursuant to Section 3.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 3.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Holders in the manner provided above.

3.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 3 shall not apply to, and shall terminate upon the earlier of (i) a Change in Control (as defined below) or (ii) six years from the date hereof. The rights of first refusal established by this Section 3 shall be subject to customary exceptions and may be amended, or any provision waived with the written consent of the Holders. For the purpose of this Section 3.4, "Change in Control" shall mean either the sale, lease or other disposition of all or substantially all of the assets of the Company, or an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction.

3.5 Excluded Securities. The rights of first refusal established by this Section 3 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors.

(b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement; options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreements; provided that the rights of first refusal established by this Section 3 applied with respect to the initial sale or grant by the Company of such rights or agreements;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

(d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) shares of Common Stock issued upon conversion of the Company's Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; and

(f) any Equity Securities that are issued to the public by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended.

4. MISCELLANEOUS.

4.1 Governing Law. This Agreement shall be governed, construed and enforced solely and exclusively in accordance with the laws of the State of California, without regard to any conflict of law provisions. Any and all disputes arising under or in connection with this Agreement shall be brought and resolved solely and exclusively in courts located within the State of California and the parties hereby irrevocably consent to the jurisdiction of such courts, services of process in connection therewith, and waive any objections thereto.

4.2 Entire Agreement. This Agreement, together with Exhibits A and B hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein

4.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but of all such counterparts taken together shall constitute one and the same Agreement.

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             [SIGNATURE PAGE TO LOAN AND WARRANT PURCHASE AGREEMENT]
374534 v3/SD
80zq03!.DOC
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     ADVANCED REMOTE COMMUNICATION
                                     SOLUTIONS, INC.


                                     /s/ Paul Wickman

                                     Name: Paul Wickman

                                     Title: Chief Financial Officer


HOUSATONIC MICRO FUND, L.P.

HOUSATONIC MICRO PARTNERS, L.L.C.,
Its General Partner


/s/ Jospeh M. Niehaus

    Joseph M. Niehaus



LEXINGTON FUNDING LLC

LEXINGTON COMMERCIAL HOLDINGS, INC.,
Its Manager


/s/ Harvey S. Gettleson
    Harvey S. Gettleson
    Chief Financial Officer